Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:	Aida Orphan	Media Contact:	Amber McCasland
	Levi Strauss & Co.		Levi Strauss & Co.
	(415) 501-6194		(415) 501-7777
	Investor-relations@levi.com		newsmediarequests@levi.com
LEVI STRAUSS & CO. REPORTS SECOND QUARTER AND YEAR-TO-DATE 2019 EARNINGS

•	Second Quarter Reported Revenues up 5% on Growth Across All Regions; Constant-Currency up 9%
Year-to-date Reported Revenues up 6%; Constant-Currency up 10%

•	Second Quarter Reported Net Income down 63% primarily due to costs associated with IPO
Year-to-date Reported Net Income triples, reflecting last year's change in tax law

•	Second Quarter Reported Adjusted EBIT down 4% reflecting unfavorable currency and the planned deferral of higher advertising spend from the first quarter; Constant-Currency up 3%
Year-to-date Reported Adjusted EBIT up 8% reflecting revenue growth and Adjusted EBIT margin expansion; Constant-Currency up 16%
SAN FRANCISCO (July 9, 2019) – Levi Strauss & Co. (NYSE: LEVI) today announced financial results for the second quarter ended May 26, 2019, and updated annual guidance.
"Our second quarter and first half results reflect the continued strength of our diversified business model as we delivered broad-based growth across all brands, regions and key product categories despite a challenging retail and macroeconomic environment," said Chip Bergh, president and chief executive officer of Levi Strauss & Co. "For both periods, the Levi’s brand grew in all three regions across men’s, women’s, tops and bottoms and maintained its position at the center of culture through iconic products and consumer experiences."
Highlights include:

	Three Months Ended		% Increase (Decrease) As Reported	Six Months Ended		% Increase As Reported
($ millions)	May 26, 2019	May 27, 2018		May 26, 2019	May 27, 2018
Net revenues	$1,313	$1,246	5%	$2,747	$2,589	6%
Net income	$29	$77	(63)%	$175	$58	200%
Adjusted net income	$69	$83	(17)%	$220	$167	32%
Adjusted EBIT	$82	$85	(4)%	$288	$266	8%

Second quarter net revenues grew five percent on a reported basis and nine percent on a constant-currency basis, excluding $44 million in unfavorable currency effects.
The company's direct-to-consumer business grew reported revenues by nine percent in the second quarter, primarily due to performance and expansion of the retail network and e-commerce growth. The company had 78 more company-operated stores at the end of the second quarter of 2019 than it did a year prior. The company's wholesale business grew reported revenues by three percent, reflecting growth in all the regions.
Second quarter net income decreased $49 million, primarily due to $29 million of costs associated with the company's initial public offering (IPO), inclusive of $25 million of underwriting commissions paid on behalf of the selling stockholders. Second quarter adjusted net income decreased $14 million, primarily as a result of $10 million lower net gains on foreign exchange derivatives. Second-quarter Adjusted EBIT dropped four percent reflecting unfavorable currency, but grew three percent on a constant-currency basis, despite planned higher advertising and promotion expense. Additional information regarding adjusted net income and Adjusted EBIT, non-GAAP financial measures, is provided at the end of this press release.

Second Quarter 2019 Highlights

•
On a reported basis, gross profit for the second quarter rose four percent to $700 million from $671 million. Gross margin was 53.3 percent of net revenues compared with 53.9 percent in the same quarter of fiscal 2018, primarily due to 100 basis-points of unfavorable currency, which was partially offset by less discounted sales and the margin benefit from growth in the company's global direct-to-consumer channel.

•
Selling, general and administrative (SG&A) expenses for the second quarter were $638 million compared with $594 million in the same quarter of fiscal 2018, primarily due to higher direct-to-consumer investment and the planned deferral of advertising and promotion expense from the first quarter into the second quarter in conjunction with the launch of the company's 2019 campaign.

•
Operating income for the second quarter of $63 million was down 19 percent as higher net revenues were more than offset by higher SG&A expenses associated with higher advertising and promotion expense compared to the same quarter of fiscal 2018.

•	Diluted earnings per common share for the second quarter of 2019 was 7 cents compared to 19 cents for the same quarter of fiscal 2018 reflecting a decline in reported net income.
Regional Overview
Reported regional net revenues and operating income for the quarter are set forth in the table below:

	Net Revenues			Operating Income *
	Three Months Ended		% Increase	Three Months Ended		% Increase
($ millions)	May 26, 2019	May 27, 2018		May 26, 2019	May 27, 2018
Americas	$693	$670	3%	$102	$97	5%
Europe	$398	$367	9%	$59	$53	10%
Asia	$222	$209	6%	$17	$16	4%
* Note: Regional operating income is equal to regional Adjusted EBIT.

•
In the Americas, net revenues grew three percent on a reported basis and four percent on a constant-currency basis, reflecting higher revenues across both wholesale and direct-to-consumer channels across the region. Operating income for the region grew five percent on both a reported and constant-currency basis as higher net revenues and a higher gross margin were partially offset by higher direct-to-consumer costs to support store growth and a planned increase in advertising and promotion expense.

•
In Europe, net revenues grew nine percent on a reported basis and 18 percent on a constant-currency basis, reflecting continued broad-based growth across both direct-to-consumer and wholesale channels across the region. The region's operating income grew ten percent on a reported basis and 22 percent on a constant-currency basis, reflecting the net revenues growth and a higher gross margin from a shift towards the direct-to-consumer channel, partially offset by an increase in advertising and promotion expense and higher direct-to-consumer and distribution costs.

•
In Asia, net revenues grew six percent on a reported basis and 12 percent on a constant-currency basis, reflecting strong performance across traditional wholesale and direct-to-consumer channels across the region. Revenue growth was broad-based across the region's markets. The region's operating income grew four percent on a reported basis and 15 percent on a constant-currency basis, reflecting higher revenues partially offset by a decline in gross margin and higher direct-to-consumer costs.

Year-to-date 2019 Highlights

•	Year-to-date, net revenues grew six percent on a reported basis and ten percent in constant-currency, excluding $92 million in unfavorable currency translation effects.

•
The company’s direct-to-consumer business grew nine percent on a reported basis year to date, primarily due to performance and expansion of the retail network and e-commerce growth. Reported net revenues related to the company's wholesale business grew four percent year-to-date, reflecting growth in all regions.

•
On a reported basis, gross margin for the first six months of 2019 was 54.0 percent of net revenues compared with 54.4 percent in the same period of fiscal 2018, primarily due to 90 basis points of unfavorable currency impact, which was partially offset by the margin benefit from growth in the company's global direct-to-consumer channel.

•
SG&A expenses for the first six months of 2019 were $1,219 million compared with $1,157 million in the same period of fiscal 2018, primarily reflecting the growth and expansion of the company's direct-to-consumer business.

•
Operating income for the first six months of $264 million was up five percent compared to the same period of fiscal 2018, reflecting higher revenues partially offset by continued investments in the company's direct-to-consumer business.

•
Year-to date, net income increased to $175 million on a reported basis from $58 million in the same period of fiscal 2018, primarily due to the prior period $137 million charge from the impact of the 2017 Tax Cuts and Jobs Act in the United States (the Tax Act).

•
Year-to-date, reported adjusted net income of $220 million grew 32 percent, reflecting a $22 million increase in Adjusted EBIT, as well as the fact that last year the company recorded a $38 million tax charge on undistributed foreign earnings, in connection with the Tax Act.

•
Year-to-date, Adjusted EBIT increased eight percent on a reported basis and 16 percent in constant-currency, excluding $17 million dollars in unfavorable currency effects, as a result of higher revenues and SG&A leverage.

•
Diluted earnings per common share for the first six months of 2019 was 44 cents compared to 14 cents for the same prior year period. Lower net income in the prior period was primarily the result of a $137 million charge from the impact of the Tax Act.

Cash Flow and Balance Sheet
At May 26, 2019, cash and cash equivalents of $861 million and short-term investments of $80 million were complemented by $806 million available under the company's revolving credit facility, resulting in a total liquidity position of approximately $1.7 billion. Net debt at the end of the second quarter of 2019 was $82 million.
Cash from operations for the first six months of fiscal 2019 was $162 million, a decrease of $66 million compared to the first six months of fiscal 2018. The decrease primarily reflects higher payments for inventory and SG&A expenses to support growth, higher payments for employee incentive compensation and $25 million of underwriting commissions the company paid on behalf of the selling stockholders in its recent IPO, partially offset by an increase in cash received from customers and lower pension plan contributions.
Adjusted free cash flow for the first six months of fiscal 2019 was $39 million, a decrease of $42 million compared to the first six months of fiscal 2018. The decrease was primarily due to less cash from operations, as well as higher capital expenditures and a higher dividend.
A reconciliation of net debt and adjusted free cash flow, non-GAAP financial measures, is provided at the end of this press release.

Annual Guidance
The company's expectations for fiscal 2019, as compared to fiscal 2018, are as follows:

•	Constant-currency net revenues growth at the high end of the mid-single digit range; and

•	Constant-currency Adjusted EBIT margin slightly up in the range of 10 basis points.
The company noted that due to the timing of its fiscal year ending the final Sunday of November, fiscal 2019 will not contain the benefit of a Black Friday, which normally represents about half-a-point of annual net revenues and an additional 25 basis-points of Adjusted EBIT margin.
Additionally, the company anticipates capital expenditures of approximately $190 - $200 million and nearly 100 new company-operated store openings in fiscal 2019.

Investor Conference Call
The company’s second-quarter 2019 investor conference call will be available through a live audio webcast at https://engage.vevent.com/rt/levistraussao~8261329 on July 9, 2019, at 2 p.m. Pacific / 5 p.m. Eastern or via the following phone numbers: 800-884-6765 in the United States and Canada or +1-973-200-3064 internationally; I.D. No. 8261329. A replay is available the same day on http://www.levistrauss.com/investors/earnings-webcast and will be archived for three months. A telephone replay is also available through July 15, 2019 via the following phone numbers: 855-859-2056 in the United States and Canada or +1-404-537-3406 internationally; I.D. No. 8261329. Please see http://www.levistrauss.com/investors/earnings-webcast for a discussion and reconciliation of non-GAAP measures referenced on the investor conference call.
About Levi Strauss & Co.
Levi Strauss & Co. is one of the world's largest brand-name apparel companies and a global leader in jeanswear. The company designs and markets jeans, casual wear and related accessories for men, women and children under the Levi's®, Dockers®, Signature by Levi Strauss & Co.™, and Denizen® brands. Its products are sold in more than 110 countries worldwide through a combination of chain retailers, department stores, online sites, and a global footprint of approximately 3,000 retail stores and shop-in-shops. Levi Strauss & Co.'s reported fiscal 2018 net revenues were $5.6 billion. For more information, go to http://levistrauss.com, and for company news and announcements go to http://investors.levistrauss.com.

Forward Looking Statement

This press release and related conference call contains, in addition to historical information, forward-looking statements, including statements related to: inventory levels; gross margin; SG&A and advertising and promotion costs; revenues growth; adjusted EBIT margin; expectations for and projected capital expenditures in fiscal 2019; store openings; and currency impacts. The company has based these forward-looking statements on its current assumptions, expectations and projections about future events. Words such as, but not limited to, “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in the company's filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for fiscal year 2018 and its Quarterly Report on Form 10-Q for the quarter ended May 26, 2019, especially in the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release and related conference call may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release and related conference call. The company is not under any obligation and does not intend to update or revise any of the forward-looking statements contained in this press release and related conference call to reflect circumstances existing after the date of this press release and related conference call or to reflect the occurrence of future events, even if such circumstances or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Non-GAAP Financial Measures

The company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements prepared and presented in accordance with GAAP, the company uses certain non-GAAP financial measures, such as Adjusted EBIT, adjusted net income, net debt, adjusted free cash flow, constant-currency net revenues and constant-currency Adjusted EBIT, to provide investors with additional useful information about its financial performance, to enhance the overall understanding of its past performance and future prospects and to allow for greater transparency with respect to important metrics used by management for financial and operating decision-making. The company presents these non-GAAP financial measures to assist investors in seeing its financial performance from management's view and because it believes they provide an additional tool for investors to use in computing the company's core financial performance over multiple periods with other companies in its industry. The tables found below present Adjusted EBIT, adjusted net income, net debt, adjusted free cash flow, constant-currency net revenues and constant-currency Adjusted EBIT and corresponding reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. Certain items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company’s financial position, results of operations and cash flows and should therefore be considered in assessing the company’s actual financial condition and performance. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgment by management in determining how they are formulated. Some specific limitations include but are not limited to, the fact that such non-GAAP financial measures: (a) do not reflect cash outlays for capital expenditures, contractual commitments or liabilities including pension obligations, post-retirement health benefit obligations and income tax liabilities, (b) do not reflect changes in, or cash requirements for, working capital requirements; and (c) they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on indebtedness. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. The company urges investors to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate its business. See “RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE SECOND QUARTER OF 2019” below for reconciliation to the most comparable GAAP financial measures.

Constant-currency

The company reports operating results in accordance with GAAP, as well as on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, the company's financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which it conducts its business. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The company believes disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of the underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The company calculates constant-currency amounts by translating local currency amounts in the prior-year period at actual foreign exchange rates for the current period. The company's constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

Source: Levi Strauss & Co. Investor Relations

# # #

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	May 26, 2019	November 25, 2018
	(Dollars in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$860,933	$713,120
Short-term investments in marketable securities	79,736	—
Trade receivables, net of allowance for doubtful accounts of $9,876 and $10,037	574,389	534,164
Inventories:
Raw materials	5,275	3,681
Work-in-process	2,933	2,977
Finished goods	887,111	877,115
Total inventories	895,319	883,773
Other current assets	196,769	157,002
Total current assets	2,607,146	2,288,059
Property, plant and equipment, net of accumulated depreciation of $1,014,365 and $974,206	480,515	460,613
Goodwill	235,688	236,246
Other intangible assets, net	42,808	42,835
Deferred tax assets, net	414,620	397,791
Other non-current assets	128,616	117,116
Total assets	$3,909,393	$3,542,660

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$11,481	$31,935
Accounts payable	339,497	351,329
Accrued salaries, wages and employee benefits	164,788	298,990
Accrued interest payable	5,787	6,089
Accrued income taxes	34,579	15,466
Accrued sales allowances	116,282	—
Other accrued liabilities	435,300	348,390
Total current liabilities	1,107,714	1,052,199
Long-term debt	1,011,119	1,020,219
Postretirement medical benefits	70,147	74,181
Pension liability	190,588	195,639
Long-term employee related benefits	79,517	107,556
Long-term income tax liabilities	11,339	9,805
Other long-term liabilities	117,716	116,462
Total liabilities	2,588,140	2,576,061
Commitments and contingencies
Temporary equity	—	299,140

Stockholders’ Equity:
Levi Strauss & Co. stockholders’ equity
Common stock — $.001 par value; 1,200,000,000 Class A shares authorized, 42,166,667 shares and no shares issued and outstanding as of May 26, 2019 and November 25, 2018, respectively; and 422,000,000 Class B shares authorized, 350,332,920 shares and 376,028,430 shares issued and outstanding, as of May 26, 2019 and November 25, 2018, respectively	392	376
Additional paid-in capital	629,703	—
Accumulated other comprehensive loss	(411,256)	(424,584)
Retained earnings	1,094,666	1,084,321
Total Levi Strauss & Co. stockholders’ equity	1,313,505	660,113
Noncontrolling interest	7,748	7,346
Total stockholders’ equity	1,321,253	667,459
Total liabilities, temporary equity and stockholders’ equity	$3,909,393	$3,542,660

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	May 26, 2019	May 27, 2018	May 26, 2019	May 27, 2018
	(Dollars in thousands, except per share amounts) (Unaudited)
Net revenues	$1,312,940	$1,245,742	$2,747,398	$2,589,427
Cost of goods sold	612,517	574,865	1,264,167	1,180,426
Gross profit	700,423	670,877	1,483,231	1,409,001
Selling, general and administrative expenses	637,525	593,595	1,219,421	1,156,797
Operating income	62,898	77,282	263,810	252,204
Interest expense	(15,126)	(14,465)	(32,670)	(29,962)
Underwriter commission paid on behalf of selling stockholders	(24,860)	—	(24,860)	—
Other income, net	3,166	12,895	1,520	2,495
Income before income taxes	26,078	75,712	207,800	224,737
Income tax (benefit) expense	(2,429)	(1,320)	32,842	166,334
Net income	28,507	77,032	174,958	58,403
Net income attributable to noncontrolling interest	(277)	(2,100)	(151)	(2,483)
Net income attributable to Levi Strauss & Co.	$28,230	$74,932	$174,807	$55,920
Earnings per common share attributable to common stockholders:
Basic	$0.07	$0.20	$0.46	$0.15
Diluted	$0.07	$0.19	$0.44	$0.14
Weighted-average common shares outstanding:
Basic	389,518,461	377,132,162	383,278,398	376,384,657
Diluted	409,332,997	387,764,580	401,405,411	387,130,124

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	May 26, 2019	May 27, 2018	May 26, 2019	May 27, 2018
	(Dollars in thousands) (Unaudited)
Net income	$28,507	$77,032	$174,958	$58,403
Other comprehensive income (loss), before related income taxes:
Pension and postretirement benefits	3,464	3,157	6,886	6,517
Derivative instruments	12,667	28,975	14,404	6,127
Foreign currency translation losses	(8,843)	(34,353)	(4,757)	(14,572)
Unrealized gains (losses) on marketable securities	329	(116)	1,219	174
Total other comprehensive income (loss), before related income taxes	7,617	(2,337)	17,752	(1,754)
Income taxes expense related to items of other comprehensive income	(2,432)	(7,229)	(4,173)	(2,383)
Comprehensive income, net of income taxes	33,692	67,466	188,537	54,266
Comprehensive income attributable to noncontrolling interest	(348)	(1,939)	(402)	(2,583)
Comprehensive income attributable to Levi Strauss & Co.	$33,344	$65,527	$188,135	$51,683

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Levi Strauss & Co. Stockholders
	Class A & Class B Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (Loss)/Income	Noncontrolling Interest	Total Stockholders' Equity
	(Dollars in thousands)
Balance at November 26, 2017	$375	$—	$1,100,916	$(404,381)	$5,478	$702,388
Net (loss) income	—	—	(19,012)	—	383	(18,629)
Other comprehensive income, net of tax	—	—	—	5,167	261	5,428
Stock-based compensation and dividends, net	2	5,254	—	—	—	5,256
Reclassification to temporary equity	—	9,590	(42,589)	—	—	(32,999)
Repurchase of common stock	—	(14,844)	—	—	—	(14,844)
Cash dividends declared ($0.24 per share)	—	—	(90,000)	—	—	(90,000)
Balance at February 25, 2018	377	—	949,315	(399,214)	6,122	556,600
Net income	—	—	74,932	—	2,100	77,032
Other comprehensive loss, net of tax	—	—	—	(9,405)	(161)	(9,566)
Stock-based compensation and dividends, net	—	5,566	—	—	—	5,566
Reclassification to temporary equity	—	(2,438)	(27,796)	—	—	(30,234)
Repurchase of common stock	—	(3,128)	(4,055)	—	—	(7,183)
Balance at May 27, 2018	$377	$—	$992,396	$(408,619)	$8,061	$592,215

Balance at November 25, 2018	$376	$—	$1,084,321	$(424,584)	$7,346	$667,459
Net income (loss)	—	—	146,577	—	(126)	146,451
Other comprehensive income, net of tax	—	—	—	8,214	180	8,394
Stock-based compensation and dividends, net	—	1,497	—	—	—	1,497
Reclassification to temporary equity	—	(506)	(23,339)	—	—	(23,845)
Repurchase of common stock	—	(991)	(2,923)	—	—	(3,914)
Cash dividends declared ($0.29 per share)	—	—	(110,000)	—	—	(110,000)
Balance at February 24, 2019	376	—	1,094,636	(416,370)	7,400	686,042
Net income	—	—	28,230	—	277	28,507
Other comprehensive income, net of tax	—	—	—	5,114	71	5,185
Stock-based compensation and dividends, net	2	12,515	—	—	—	12,517
Repurchase of common stock	—	(24,696)	—	—	—	(24,696)
Reclassification from temporary equity in connection with initial public offering (Note 1)	—	351,185	(28,200)	—	—	322,985
Issuance of Class A common stock in connection with initial public offering (Note 1)	14	234,569	—	—	—	234,583
Cancel liability-settled awards and replace with equity-settled awards in connection with initial public offering (Note 1)	$—	$56,130	$—	$—	$—	$56,130
Balance at May 26, 2019	$392	$629,703	$1,094,666	$(411,256)	$7,748	$1,321,253

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

LEVI STRAUSS & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	May 26, 2019	May 27, 2018
	(Dollars in thousands) (Unaudited)
Cash Flows from Operating Activities:
Net income	$174,958	$58,403
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,745	64,695
Unrealized foreign exchange losses (gains)	14,899	(10,678)
Realized (gain) loss on settlement of forward foreign exchange contracts not designated for hedge accounting	(7,134)	18,148
Employee benefit plans’ amortization from accumulated other comprehensive loss and settlement loss	6,886	6,517
Stock-based compensation	14,014	10,822
Other, net	1,813	3,767
(Benefit from) provision for deferred income taxes	(19,937)	135,168
Change in operating assets and liabilities:
Trade receivables	119,916	135,739
Inventories	(32,628)	(95,690)
Other current assets	(22,546)	(1,580)
Other non-current assets	(5,198)	(7,435)
Accounts payable and other accrued liabilities	(47,137)	38,284
Restructuring liabilities	(126)	(254)
Income tax liabilities	20,675	(980)
Accrued salaries, wages and employee benefits and long-term employee related benefits	(115,443)	(127,321)
Other long-term liabilities	56	(47)
Net cash provided by operating activities	161,813	227,558
Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(76,961)	(61,153)
Proceeds (Payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	13,125	(18,148)
Payments to acquire short-term investments	(84,829)	—
Proceeds from sale, maturity and collection of short-term investments	5,481	—
Net cash used for investing activities	(143,184)	(79,301)
Cash Flows from Financing Activities:
Proceeds from short-term credit facilities	17,929	22,689
Repayments of short-term credit facilities	(27,866)	(20,673)
Other short-term borrowings, net	(9,422)	(14,537)
Proceeds from issuance of Class A common stock	254,329	—
Payments for underwriter commission and other offering costs	(19,746)	—
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(28,610)	(22,027)
Dividend to stockholders	(55,000)	(45,000)
Other financing, net	(565)	(644)
Net cash provided by (used for) financing activities	131,049	(80,192)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,913)	(3,424)
Net increase in cash and cash equivalents and restricted cash	147,765	64,641
Beginning cash and cash equivalents, and restricted cash	713,698	634,691
Ending cash and cash equivalents, and restricted cash	861,463	699,332
Less: Ending restricted cash	(530)	(608)
Ending cash and cash equivalents	$860,933	$698,724

Noncash Investing Activity:
Property, plant and equipment acquired and not yet paid at end of period	$14,775	$14,454
Property, plant and equipment additions due to build-to-suit lease transactions	10,861	1,822
Realized loss on foreign currency contracts not yet paid at end of period	5,990	—
Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$26,849	$25,824
Cash paid for income taxes during the period, net of refunds	52,800	35,066

The notes accompanying our consolidated financial statements in our Form 10-Q are an integral part of these consolidated financial statements.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
FOR THE SECOND QUARTER OF 2019

The following information relates to non-GAAP financial measures, and should be read in conjunction with the investor call held on July 9, 2019, discussing the company’s financial condition and results of operations as of and for the quarter ended May 26, 2019. Adjusted EBIT, adjusted net income, net debt, adjusted free cash flow, constant-currency net revenues and constant-currency Adjusted EBIT are not financial measures prepared in accordance with GAAP. As used in this press release: (1) Adjusted EBIT represents net income plus income tax (benefit) expense, interest expense, other income, net, underwriter commission paid on behalf of selling stockholders, other costs associated with the initial public offering, impact of changes in fair value on cash-settled stock based compensation, and restructuring and related charges, severance and other, net; (2) adjusted net income represents net income excluding impact of underwriter commission paid on behalf of selling stockholders, other costs associated with the initial public offering impact of changes in fair value on cash-settled stock-based compensation, restructuring and related charges, severance and other, net, remeasurement of deferred tax assets and liabilities, and tax impact of adjustments; (3) net debt represents total debt, excluding capital leases, less cash and cash equivalents and short-term investments in marketable securities; (4) Adjusted free cash flow represents cash from operating activities plus underwriter commission paid on behalf of selling stockholders, less purchases of property, plant and equipment, plus proceeds (less payments) on settlement of forward foreign exchange contracts not designated for hedge accounting, less repurchase of common stock including shares surrendered for tax withholdings on equity award exercises, and cash dividends to stockholders; (5) constant-currency net revenues represents net revenues without the impact of foreign currency exchange rate fluctuations; and (6) constant-currency Adjusted EBIT represents Adjusted EBIT without the impact of foreign currency exchange rate fluctuations.

Adjusted EBIT:

	Three Months Ended		Six Months Ended
	May 26, 2019	May 27, 2018	May 26, 2019	May 27, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$28.5	$77.0	$175.0	$58.4

Non-GAAP measure:
Net income	28.5	77.0	175.0	58.4
Income tax (benefit) expense	(2.5)	(1.3)	32.8	166.3
Interest expense	15.2	14.5	32.7	30.0
Other income, net	(3.2)	(12.9)	(1.6)	(2.5)
Underwriter commission paid on behalf of selling stockholders	24.9	—	24.9	—
Other costs associated with the initial public offering	3.5	—	3.5	—
Impact of changes in fair value on cash-settled stock-based compensation	15.0	7.2	20.3	12.2
Restructuring and related charges, severance and other, net	0.2	0.8	0.3	1.1
Adjusted EBIT	$81.6	$85.3	$287.9	$265.5
Adjusted EBIT margin	6.2%	6.8%	10.5%	10.3%

Depreciation and amortization	30.1	31.9	58.7	64.7
Adjusted EBITDA	$111.7	$117.2	$346.6	$330.2

Adjusted net income:

	Three Months Ended		Six Months Ended
	May 26, 2019	May 27, 2018	May 26, 2019	May 27, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net income	$28.5	$77.0	$175.0	$58.4

Non-GAAP measure:
Net income	28.5	77.0	175.0	58.4
Underwriter commission paid on behalf of selling stockholders	24.9	—	24.9	—
Other costs associated with the initial public offering	3.5	—	3.5	—
Impact of changes in fair value on cash-settled stock-based compensation	15.0	7.2	20.3	12.2
Restructuring and related charges, severance and other, net	0.2	0.8	0.3	1.1
Remeasurement of deferred tax assets and liabilities	—	—	—	99.1
Tax impact of adjustments	(2.8)	(1.6)	(3.8)	(4.0)
Adjusted net income	$69.3	$83.4	$220.2	$166.8
Adjusted net income margin	5.3%	6.7%	8.0%	6.4%

Net debt:

	May 26, 2019	November 25, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Total debt, excluding capital leases	$1,022.6	$1,052.2

Non-GAAP measure:
Total debt, excluding capital leases	$1,022.6	$1,052.2
Cash and cash equivalents	(860.9)	(713.1)
Short-term investments in marketable securities	(79.7)	—
Net debt	$82.0	$339.1

Adjusted free cash flow:

	Six Months Ended
	May 26, 2019	May 27, 2018
	(Dollars in millions)
	(Unaudited)
Most comparable GAAP measure:
Net cash provided by operating activities	$161.8	$227.6

Non-GAAP measure:
Net cash provided by operating activities	$161.8	$227.6
Underwriter commission paid on behalf of selling stockholders	24.9	—
Purchases of property, plant and equipment	(77.0)	(61.2)
Proceeds (Payments) on settlement of forward foreign exchange contracts not designated for hedge accounting	13.1	(18.1)
Repurchase of common stock, including shares surrendered for tax withholdings on equity award exercises	(28.6)	(22.0)
Dividend to stockholders	(55.0)	(45.0)
Adjusted free cash flow	$39.2	$81.3

Constant-currency net revenues:

	Three Months Ended			Six Months Ended
	May 26, 2019	May 27, 2018	% Increase	May 26, 2019	May 27, 2018	% Increase
	(Dollars in millions)
	(Unaudited)
Total revenues
As reported	$1,312.9	$1,245.7	5.4%	$2,747.4	$2,589.4	6.1%
Impact of foreign currency exchange rates	—	(43.7)	*	—	(91.5)	*
Constant-currency net revenues	$1,312.9	$1,202.0	9.2%	$2,747.4	$2,497.9	10.0%

Americas
As reported	$692.7	$669.7	3.4%	$1,410.0	$1,326.9	6.3%
Impact of foreign currency exchange rates	—	(3.7)	*	—	(9.2)	*
Constant-currency net revenues - Americas	$692.7	$666.0	4.0%	$1,410.0	$1,317.7	7.0%

Europe
As reported	$398.3	$366.9	8.6%	$863.0	$819.6	5.3%
Impact of foreign currency exchange rates	—	(28.7)	*	—	(59.0)	*
Constant-currency net revenues - Europe	$398.3	$338.2	17.8%	$863.0	$760.6	13.5%

Asia
As reported	$221.9	$209.1	6.1%	$474.4	$442.9	7.1%
Impact of foreign currency exchange rates	—	(11.3)	*	—	(23.3)	*
Constant-currency net revenues - Asia	$221.9	$197.8	12.2%	$474.4	$419.6	13.1%
_____________
* Not meaningful

Constant-currency Adjusted EBIT:

	Three Months Ended			Six Months Ended
	May 26, 2019	May 27, 2018	% Increase (Decrease)	May 26, 2019	May 27, 2018	% Increase
	(Dollars in millions)
	(Unaudited)
Adjusted EBIT	$81.6	$85.3	(4.3)%	$287.9	$265.5	8.4%
Impact of foreign currency exchange rates	—	(6.0)	*	—	(17.0)	*
Constant-currency Adjusted EBIT	$81.6	$79.3	2.9%	$287.9	$248.5	15.9%
Constant-currency Adjusted EBIT margin (1)	6.2%	6.6%		10.5%	9.9%
_____________
(1) We define constant-currency Adjusted EBIT margin as constant-currency Adjusted EBIT as a percentage of constant-currency net revenues.
* Not meaningful